EXHIBIT 15.3

To the Board of Directors and Partners of
Icahn Enterprises L.P.

We are aware of the incorporation by reference in the Registration Statement (Form S-4) and related Prospectus of Icahn Enterprises L.P. for the registration of senior notes of our reports listed below:

Our report dated April 28, 2010, relating to the unaudited consolidated interim financial statements of Federal-Mogul Corporation, included in Icahn Enterprises L.P.’s Form 10-Q for the quarter ended March 31, 2010 filed with the Securities and Exchange Commission on May 6, 2010.

Our report dated July 29, 2010, relating to the unaudited consolidated interim financial statements of Federal-Mogul Corporation, included in Icahn Enterprises L.P.’s Form 10-Q for the quarter ended June 30, 2010 filed with the Securities and Exchange Commission on August 5, 2010.

Our report dated October 28, 2010, relating to the unaudited consolidated interim financial statements of Federal-Mogul Corporation, included in Icahn Enterprises L.P.’s Form 10-Q for the quarter ended September 30, 2010 filed with the Securities and Exchange Commission on November 5, 2010.

/s/ Ernst & Young LLP

Detroit, Michigan
December 3, 2010